Exhibit 32.1
SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER
In connection with the Annual Report on Form 10-K of Nash-Finch Company (the “Company”), for the period ended January 2, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alec C. Covington, President and Chief Executive Officer, and Robert B. Dimond, Executive Vice President and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to our knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2010

	By:	/s/ Alec C. Covington

Name: Alec C. Covington
Title: President and Chief Executive Officer

	By:	/s/ Robert B. Dimond

Name: Robert B. Dimond
Title: Executive Vice President and Chief Financial Officer